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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           CURRENT REPORT ON FORM 8-K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2005

                           Commission File No. 0-22524

                         MENDOCINO BREWING COMPANY, INC.
               (Exact name of issuer as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   68-0318293
                      (IRS Employer Identification Number)


                                1601 Airport Road
                                Ukiah, California
                    (Address of principal executive offices)

                                      95482
                                   (Zip Code)


Registrant's telephone number, including area code:           (707) 463 6610

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ITEM 8.01.  OTHER EVENTS

        (a)     2004 ANNUAL MEETING OF SHAREHOLDERS

        The Company held its 2004 Annual Meeting of Shareholders as scheduled on January 14, 2005, at 2:00 P.M., local time, at its brewery facilities located at 1601 Airport Road, Ukiah, California. At the Annual Meeting, the following individuals, all of whom had been nominated by the Board of Directors were elected as Directors of the Company: Scott R. Heldfond, H. Michael Laybourne, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

        (b)     REPLACEMENT OF THE CHIEF EXECUTIVE OFFICER

        At the Annual Board Meeting which followed the Annual Meeting of Shareholders, Dr. Mallya informed the Board that due to the pressures of his travel schedule he may not in the future be physically available in the United States at the times that the Company's regulatory filings were being prepared and filed. He therefore proposed that he resign as the Company's Chief Executive Officer, and that Mr. Yashpal Singh, the Company's President, be appointed to serve as its Chief Executive Officer as well. However, he assured the Board that he would continue to act for the benefit of the Company as he had done in the past. The Board has accepted Dr. Mallya's resignation as Chief Executive Officer and appointed Mr. Singh to serve as both the Company's President and as its Chief Executive Officer for the forthcoming year, and requested that Dr. Mallya continue to assist and promote the Company's business on the existing terms of compensation.

        Information about Mr. Singh as required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K has been previously disclosed in the Proxy Statement for the Company's 2004 Annual Meeting under the headings "PROPOSAL NO. 1 - Directors and Executive Officers of the Company" and in the Company's 2003 Annual Report on Form 10-K, under the heading "Item 9 - Directors, Executive Officers, promoters, and Control Persons, Compliance with Section 16(a) of the Exchange Act - Directors and Executive Officers of the Company," both of which are by this reference incorporated herein.

        (c) OVERDUE PAYMENT ON THE FIRST INSTALLMENT UNDER THE HOUSE OF DANIELS SETTLEMENT AGREEMENT

        In a Current Report dated November 1, 2004, the Company reported that it had entered into a Settlement Agreement and Release (the "Settlement Agreement") with respect to a civil action (the "Action") brought against the Company and others by House of Daniels, Inc., dba Golden Gate Distributing Company ("GGDC"), arising out of the Company's termination, during 2003, of a written distribution agreement with GGDC. The Settlement Agreement included a release of all claims asserted in the Action by GGDC. Under the terms of the Settlement Agreement, the Company agreed to pay GGDC a total

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of $900,000 (the "Settlement Amount"), in three installments. As a condition to the Settlement Agreement, United Breweries of America, Inc., a Delaware corporation ("UBA") guaranteed the three installment payments set out in the Settlement Agreement, on thirty days' written notice of non-payment.

        The first installment payment under the Settlement Agreement, in the amount of $400,000, was due on January 31, 2005. As of the date of this Report, the Company has not made that payment. On February 2, 2005, both the Company and UBA received from counsel to GGDC a letter demanding from the Company accelerated payment of the entire Settlement Amount, and from UBA performance of its guarantee obligations. In that letter, counsel for GGDC also demanded that the Company pay interest on the entire Settlement Amount and expenses relating to collection, and threatened to initiate litigation if those demands were not promptly met. The Company does not agree that the second or third installment payments (which cover the remaining $500,000 due under the Settlement Agreement) are due at this time, or that GGDC's interest or expense reimbursement demands are appropriate.






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                                   SIGNATURES


        Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MENDOCINO BREWING COMPANY, INC.
                                                     (Registrant)


Date:   February 4, 2005                  By:  /s/ N. MAHADEVAN
                                              -------------------------------
                                               N. Mahadevan, Secretary and
                                                  Chief Financial Officer







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